DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of Dean Heller, Secretary of State, State of Nevada

Document Number **20060691149-58**
Filing Date and Time **10/26/2006 7:18 AM**
Entity Number **E0807642006-1**

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	ECOMAT, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	KYLE LAVENDER Name 465 SOUTH MEADOWS PARKWAY, SUITE 20-164 (Street Address) RENO (City) Nevada 89521 (Zip Code) Optional Mailing Address / City / State / Zip Code
3. **Shares:** (number of shares corporation authorized to issue	Number of shares with par value: 75,000,000 Par value: $ 0.0001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. IVO HEIDEN Name 115 EAST 57TH STREET, SUITE 1118 (Street Address) NEW YORK (City) NY (State) 10022 (Zip Code) 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY UNDER THE NEVADA REVISED STATUS.
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	IVO HEIDEN (Name) [signature] (Signature) 115 EAST 57TH STREET, SUITE 1118 (Address) NEW YORK (City) NY (State) 10022 (Zip Code)
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company Date

This form must be accompanied by appropriate fees.

ECOMAT, INC.

Articles of Incorporation

Article 3.

The Corporation shall have the authority to issue 75,000,000 shares of capital stock, par value $0.0001, consisting of 74,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share, which may be divided into series and with the preferences, limitations and relative rights to be determined by the Board of Directors.